UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2008

NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 12, 2008, Mark E. Stanko, age 46, was appointed as Chief Financial Officer and Treasurer of NexCen Brands, Inc. (the “Company”). In this capacity, Mr. Stanko will serve as the Company’s principal financial and accounting officer. He will be responsible for financial reporting and planning, and managing SEC reporting compliance. Prior to his appointment to the new position and since April 2008, Mr. Stanko served as Chief Financial Officer of NexCen Franchise Management, Inc. (“NFM”), a wholly-owned subsidiary of the Company. Mr. Stanko will maintain his responsibilities for NFM. On the same date as his appointment, the Company and NFM entered into an Employment Agreement with Mr. Stanko. The Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Prior to joining the Company, Mr. Stanko most recently served as Regional Controller for Levitt Corporation, a publicly traded homebuilding and land development company, from 2006 to 2008. From 2003 to 2006, Mr. Stanko held the position of Vice President of Finance of KB Home, a publicly traded homebuilding company. From 2001 to 2003, Mr. Stanko was the Director of Corporate Audit then the Director of Finance of Pulte Homes, Inc., a publicly traded homebuilding company. Mr. Stanko is a certified public accountant and began his career at Ernst & Young LLP where he held positions of increasing responsibility over 16 years.

Employment Agreement Summary

Pursuant to the terms of an employment agreement, Mr. Stanko will receive an initial annual base salary of $225,000, subject to periodic review and upward adjustment, as well as various perquisites and benefits. Mr. Stanko will be eligible to receive a performance-based bonus, as determined by the Company’s Chief Executive Officer, calculated as a percentage of the “bonus pool,” based on Mr. Stanko and the Company achieving annual performance goals, all of which shall be subject to review and confirmation by the Company’s compensation committee or board of directors. The “bonus pool” will be equal to five percent of the Company’s annual net income, as reported on the audited financial statements or any other amount authorized as the “bonus pool” by the Company’s compensation committee or board of directors under the 2006 Management Bonus Plan or any other management bonus plan adopted by the Company.

Mr. Stanko will also be granted options to purchase a total of 30,000 shares of the Company’s common stock, subject to the approval of the Company’s compensation committee, under the terms of the Company’s 2006 Long Term Equity Incentive Plan and a customary grant agreement. The options will have a 10-year term and an exercise price equal to the fair market value of the Company’s common stock on the grant date. The options will vest and become exercisable in equal installments on each of the first three anniversaries of the grant date. Under Mr. Stanko’s employment agreement, if his employment with the Company is terminated without “Cause” (as defined in the employment agreement), or if he resigns for “Good Reason” (as defined in the employment agreement), or if a Change of Control (as defined in the employment agreement) occurs, all unvested options will immediately vest and become fully exercisable.

The initial term of the employment agreement is three years, and it renews automatically for successive one-year periods beginning November 12, 2011, unless either party provides at least 90 days’ advance written notice of a decision not to renew. If (i) the Company terminates Mr. Stanko’s employment without “Cause” or does not renew the employment agreement at the end of any term or (ii) Mr. Stanko terminates his employment for Good Reason, he will be entitled to receive a severance package consisting of (1) any earned but unpaid base salary through the date of employment termination and any declared but unpaid annual bonus and (2) an amount equal to his base salary (at the rate then in effect) for the twelve month period following Mr. Stanko’s termination. The severance will be payable either (1) over a six month period or such shorter period required to comply with Section 409A of the Internal Revenue Code and applicable regulations adopted thereunder or (2) in a lump sum on the date that is six month’s following Mr. Stanko’s “separation from service” (within the meaning of Section 409A of the Internal Revenue Code). He also will be entitled to continue to participate in the Company’s group medical plan on the same basis as he previously participated or receive payment of, or reimbursement for, COBRA premiums (or, if COBRA coverage is not available, reimbursement of premiums paid for other medical insurance in an amount not to exceed the COBRA premium) for a twelve month period following termination, subject to termination of this arrangement if a successor employer provides him with health insurance coverage.

If Mr. Stanko’s employment is terminated without Cause or if he resigns for Good Reason within a year of a Change of Control, he will be entitled to receive the same severance as described in the preceding paragraph, however, the amount of severance will be changed to equal $100 less than the sum of (i) Mr. Stanko’s base salary (at the rate in effect on the date of termination) and (ii) the annual bonus paid to Mr. Stanko in the year prior to such Change of Control. However, if the severance payment owed to Mr. Stanko would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code of 1986), then his severance will be reduced to the largest amount that will not result in receipt by Mr. Stanko of an “excess parachute payment.”

During the term of employment and for twelve months thereafter, or six months if Mr. Stanko’s employment is terminated without Cause or if he resigns for Good Reason, Mr. Stanko has agreed not to compete with the Company. In addition, during the term of employment and for twelve months thereafter, Mr. Stanko has agreed not to (i) solicit, induce or attempt to induce any customer, supplier, licensee or other business relation to cease doing business with the Company or any of its subsidiaries, (ii) solicit, induce or attempt to induce any person who is, or was during the then-most recent one year period, a corporate officer, general manager or other employee of the Company or any of its subsidiaries to terminate such employee’s employment with the Company or any of its subsidiaries, or hire any such person unless such person’s employment was terminated by the Company or any of its subsidiaries, or (iii) in any way interfere with the relationship between any customer, supplier, licensee, employee or business relation and the Company or any of its subsidiaries.

The foregoing is a summary of the material terms of the Employment Agreement and the options granted to Mr. Stanko. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Employment Agreement dated November 12, 2008 by and among NexCen Brands, Inc., NexCen Franchise Management, Inc. and Mark Stanko.

99.1 Press Release dated November 12, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on November 12, 2008.

NEXCEN BRANDS, INC.

/s/ Sue J. Nam
By: Sue J. Nam
Its: General Counsel